EXHIBIT 21.1

GLOBALSANTAFE CORPORATION

AND SUBSIDIARIES

February 24, 2006

Name of Company	State or Other Jurisdiction of Incorporation	Percent of Voting Stock Owned by Immediate Parent
GlobalSantaFe Corporation	Cayman Islands
Entities Holdings, Inc.	Delaware	100%
GlobalSantaFe Holding Company	Delaware	100%
Key Perfuracoes Maritimas Limitada	Brazil	100%
Santa Fe Braun Inc.	Delaware	100%
Santa Fe Drilling Company of Venezuela, C.A.	California	100%
Santa Fe Servicos de Perfuracao Limitada	Brazil	100%
GlobalSantaFe International Drilling Corporation	Bahamas	100%
GlobalSantaFe International Operations Corporation	British Virgin Islands	77.51	%(a)
GlobalSantaFe Services (BVI) Inc.	British Virgin Islands	100%
GlobalSantaFe International Drilling Inc.	British Virgin Islands	100%
Global Offshore Drilling Limited	Nigeria	70%
GlobalSantaFe Denmark Holdings ApS	Denmark	100%
GlobalSantaFe B.V.	Netherlands	100%
Challenger Minerals (Nigeria) Limited	NIgeria	99	%(b)
GlobalSantaFe International (Canada) Drilling Company	Nova Scotia	100%
GlobalSantaFe Servicios de Venezuela, C.A.	Venezuela	99.01	%(c)
GlobalSantaFe do Brasil Ltda.	Brazil	99	%(d)
GlobalSantaFe North Sea Limited	Bahamas	100%
GlobalSantaFe Operations (Australia) Pty Ltd	Australia	100%
GlobalSantaFe Overseas Limited	Bahamas	100%
GlobalSantaFe Services (Egypt) LLC	Egypt	75%
GlobalSantaFe South America LLC	Delaware	100%
GlobalSantaFe Campeche Holdings LLC	Delaware	100%
GlobalSantaFe Drilling Mexico, S. de R.L. de C.V.	Mexico	99.99	%(e)
GlobalSantaFe Mexico Holdings LLC	Delaware	100%
GlobalSantaFe Operations (Mexico) LLC	Delaware	100%
GlobalSantaFe Tampico, S. de R.L. de C.V.	Mexico	99.99	%(f)
GlobalSantaFe Southeast Asia (Drilling) Pte. Ltd.	Singapore	100%
Intermarine Services (International) Limited	Bahamas	100%
GlobalSantaFe Drilling (N.A.) N.V.	Netherlands Antilles	100%
GlobalSantaFe Services Netherlands B.V.	Netherlands	100%
P.T. Santa Fe-Pomeroy Indonesia	Indonesia	70%
P.T. Santa Fe Supraco Indonesia	Indonesia	95%

Name of Company	State or Other Jurisdiction of Incorporation	Percent of Voting Stock Owned by Immediate Parent

GlobalSantaFe Corporation (continued)

GlobalSantaFe Drilling Operations Inc.	Cayman Islands	100%
GlobalSantaFe (Africa) Inc.	Cayman Islands	100%
GlobalSantaFe (Labuan) Inc.	Malaysia	100%
GlobalSantaFe Offshore Services Inc.	Cayman Islands	100%
GlobalSantaFe International Services Inc.	Panama	100%
GlobalSantaFe Drilling Venezuela, C.A.	Venezuela	100%
GlobalSantaFe Operations (BVI) Inc.	British Virgin Islands	100%
GlobalSantaFe Leasing Limited	British Virgin Islands	100%
GlobalSantaFe Hungary Services Limited Liability Company	Hungary	99.3	%(g)
Platform Capital N.V.	Netherlands Antilles	100%
GlobalSantaFe Nederland B.V.	Netherlands	100%
GlobalSantaFe AG	Switzerland	100%
GlobalSantaFe Drilling Company (Canada) Limited	Nova Scotia	100%
GlobalSantaFe Drilling Company (Overseas) Limited	England	100%
GlobalSantaFe Drilling U.K. Limited	Scotland	100%
Challenger Minerals (North Sea) Limited	Scotland	100%
GlobalSantaFe Onshore Services Limited	Scotland	100%
GlobalSantaFe Holding Company (North Sea) Limited	England	100%
GlobalSantaFe Drilling Company (North Sea) Limited	England	100%
GlobalSantaFe Drilling Services (North Sea) Limited	England	100%
GlobalSantaFe Techserv (North Sea) Limited	England	100%
GlobalSantaFe Drilling (South Atlantic) Inc.	British Virgin Islands	75	%(h)
GlobalSantaFe West Africa Drilling Limited	Bahamas	100%
GlobalSantaFe (Norge) AS	Norway	100%
Platform Financial N.V.	Netherlands Antilles	100%
SantaFe Drilling Company (U.K.) Limited	England	100%
GlobalSantaFe Operations (Barbados) Inc.	Cayman Islands	100%
Covent Garden—Servicos de Marketing LDA	Portugal	98	%(i)
GlobalSantaFe Financial Services (Luxembourg) S.a.r.l.	Luxembourg	99.93	%(j)
GlobalSantaFe Group Financing Limited Liability Company	Hungary	100%
GlobalSantaFe Holdings Delaware LLC	Delaware	100%
GlobalSantaFe U.S. Holdings Inc.	Delaware	100%
Oilfield Services, Inc.	Cayman Islands	100%
Global Marine Inc.	Delaware	100%
(See separate section for subsidiaries of Global Marine Inc.)
Santa Fe Drilling (Nigeria) Limited	Nigeria	60%
Santa Fe Operations (Nigeria) Limited	Nigeria	60%
Saudi Drilling Company Limited	Saudi Arabia	90	%(k)

Name of Company	State or Other Jurisdiction of Incorporation	Percent of Voting Stock Owned by Immediate Parent

Separate Section for Subsidiaries of Global Marine Inc.

Applied Drilling Technology Inc.	Texas	100%
Eaton Industries of Houston, Inc.	Texas	100%
Campeche Drilling Services Inc.	Delaware	100%
Challenger Minerals Inc.	California	100%
GlobalSantaFe Arctic Ltd.	Canada	100%
GlobalSantaFe Corporate Services Inc.	Delaware	100%
GlobalSantaFe de Venezuela Inc.	Delaware	100%
GlobalSantaFe Drilling Company	Delaware	100%
Global Marine do Brasil Perfuracoes Ltda.	Brazil	50	%(l)
GlobalSantaFe Caribbean Inc.	California	100%
GlobalSantaFe Deepwater Drilling Inc.	Delaware	100%
GlobalSantaFe Beaufort Sea Inc.	Delaware	100%
GlobalSantaFe Development Inc.	California	100%
GlobalSantaFe GOM Services Inc.	Delaware	100%
GlobalSantaFe Leasing Corporation	Bahamas	100%
GlobalSantaFe C.R. Luigs Limited	England	100%
GlobalSantaFe U.S. Drilling Inc.	Delaware	100%
GlobalSantaFe Drilling Trinidad LLC	Delaware	100%
Resource Rig Supply Inc.	Delaware	100%
GlobalSantaFe Communications, Inc.	Delaware	100%
Santa Fe Construction Company	Delaware	100%
Intermarine Services Inc.	Texas	100%
Turnkey Ventures de Mexico Inc.	Delaware	100%

NOTES:

(a)	The remaining 22.49% is owned directly by GlobalSantaFe Corporation.
(b)	The remaining 1% is owned directly by GlobalSantaFe International Drilling Inc.
(c)	The remaining 0.99% is owned directly by GlobalSantaFe Services (BVI) Inc.
(d)	The remaining 1% is owned directly by GlobalSantaFe Overseas Limited.
(e)	Less than .01% is owned directly by GlobalSantaFe Mexico Holdings LLC.
(f)	Less than .01% is owned directly by GlobalSantaFe Mexico Holdings LLC.
(g)	The remaining 0.7% is owned directly by GlobalSantafe Services (BVI) Inc.
(h)	The remaining 25% is owned by GlobalSantaFe Drilling U.K. Limited and a de minimis amount (1 share) is owned by GlobalSantaFe Overseas Limited.
(i)	The remaining 2% is owned directly by GlobalSantaFe Holdings Delaware LLC.
(j)	Approximately .06% is owned by GlobalSantaFe Operations (Barbados) Inc. and less than .01% is owned directly by GlobalSantaFe Holdings Delaware LLC.
(k)	The remaining 10% is owned directly by GlobalSantaFe Nederland B.V.
(l)	The remaining 50% is owned directly by Global Marine Inc.